UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

ANEBULO PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40388	85-1170950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1017 Ranch Road 620 South, Suite 107 Lakeway, TX	78734
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 598-0931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ANEB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 13, 2024, the Board of Directors (the “Board”) of Anebulo Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved a new non-employee director equity compensation policy (the “Director Equity Compensation Policy”). Pursuant to the Director Equity Compensation Policy, each non-employee director is entitled to receive (i) an initial equity award, granted on the date of appointment, of an option to purchase 50,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which option will expire ten years from the date of grant and vest pro rata on a monthly basis over a three year period; and (ii) an annual equity award, granted on the date of the Company’s annual meeting of stockholders, of an option to purchase 25,000 shares of the Company’s Common Stock, which option will expire ten years from the date of grant and vest on the earlier of the one year anniversary of the date of grant or the Company’s next annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page of Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANEBULO PHARMACEUTICALS, INC.

Date: June 17, 2024	By:	/s/ Richard Anthony Cunningham
Richard Anthony Cunningham
Chief Executive Officer (Principal Executive Officer)